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EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-24867, 333-45701, 333-65027 and 333-92819) of MERANT plc pertaining to the employee share plans named on the facing sheets thereof of our report dated 25 October 2002, with respect to the consolidated financial statements of MERANT plc included in the Annual Report (Form 20-F) for the year ended April 30, 2003.

Ernst & Young LLP
Reading, England
23 October 2003

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  EXHIBIT 23.01
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS